Exhibit 15.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following  Registration
     Statements:

          1.   Registration Statement on Form F-3 (File No. 333-9050),

          2.   Registration Statement on Form F-3 (File No. 333-123265), and

          3.   Registration Statement on Form S-8 (File No. 333-127340).

     of our report dated February 13, 2005 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report (Form 20-F/A) for the year ended December 31, 2004.




                                            /s/Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
September 8, 2005                              A Member of Ernst & Young Global